Exhibit 10.5

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

LICENSE AGREEMENT

AMENDMENT No. 9

This License Agreement Amendment No. 9 (the “Amendment No. 9”) executed and delivered as of July 24, 2009 amends the License Agreement dated September 20, 2005, as later amended (the "Agreement") by and between Standard & Poor’s Financial Services LLC (“S&P”), as assignee and successor in interest to Standard & Poor’s Standard & Poor’s, a division of The McGraw-Hill Companies, and Chicago Mercantile Exchange Inc. (“CME”).

RECITALS

WHEREAS, S&P and CME are parties to the Agreement, and now mutually desire to amend certain terms of the same.

NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows. All capitalized terms used but not defined in this Amendment No. 9 shall have the meaning assigned to such terms in the Agreement.

1. Section 2(a) of the Agreement shall be amended by replacing the last sentence of the existing Section 2(a) with the following:

In addition, S&P hereby further grants to CME worldwide licenses: (1) to use the S&P-GSCI Excess Return Index, S&P-GSCI Crude Oil Excess Return Index, and S&P-GSCI Gold Excess Return Index in connection with clearing, marketing, and promoting Cleared OTC Swaps; and (2) to use and refer to the S&P-GSCI Excess Return Index, S&P-GSCI Crude Oil Excess Return Index, and S&P-GSCI Gold Excess Return Index marks in connection with clearing, marketing, and promoting Indexed Contracts and with making such disclosures about such Cleared OTC Swap as CME deems necessary or desirable under any applicable federal or state laws, rules or regulations or under this Agreement in order to indicate the source of the S&P Stock Indices.

3. Section 5 of the Agreement shall be amended by adding the following language after Section 5(k):

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(K) Cleared OTC Swap License Fee - Oil and Gold. In addition to all other fees and royalties payable by CME in this Agreement, CME shall pay S&P an annual OTC payment each year for the right to clear, market and promote the Cleared OTC Swaps based on the S&P-GSCI Crude Oil Excess Return Index, and S&P-GSCI Gold Excess Return Index. The first such payment is due sixty (60) days after execution of this Amendment No. 9. Subsequent payments shall be due on the anniversaries of this Amendment No. 9 during the Term. The payments shall be $***** in the first year, $***** in the second and third years. Either party, in its sole discretion, may propose an adjustment of the annual payment for the Cleared OTC Swaps based on the S&P-GSCI Crude Oil Excess Return Index, and S&P-GSCI Gold Excess Return Index by providing written notice of such at least 180 days prior to the third anniversary of this Amendment No. 9. Such adjusted payment shall apply to the remainder of the Term. The parties agree to negotiate in good faith any proposed adjustment. If the parties do not agree on the adjustment prior to 30 days before the third anniversary, this Agreement shall terminate on the third anniversary solely with respect to the Cleared OTC Swaps based on the S&P-GSCI Crude Oil Excess Return Index, and S&P-GSCI Gold Excess Return Index. If no such written notice is received, the payment shall remain at $***** per year for the remainder of the Term.

4.	Section 10(h) of the Agreement shall be amended by replacing the existing language with the following:

(h) Cleared OTC Swap Report. CME shall provide to S&P a quarterly report within thirty (30) days of the end of each calendar quarter. The format and contents of such report shall be in CME’s sole discretion but it shall at a minimum include the number of Cleared OTC Swaps based on the S&P-GSCI Excess Return Index, S&P-GSCI Crude Oil Excess Return Index, and S&P-GSCI Gold Excess Return Index licensed hereunder and cleared by CME during the quarter. Further, CME shall provide S&P an annual report within thirty (30) days of the end of each calendar year that includes the identities of all parties to transactions in Cleared OTC Swaps based on the S&P-GSCI Excess Return Index, S&P-GSCI Crude Oil Excess Return Index, and S&P-GSCI Gold Excess Return Index. S&P shall treat such reports as confidential information and shall use the annual report sole for the purpose of determining such parties’ licensed rights to participate in the Cleared OTC Swaps market at CME.

5. In the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Amendment No. 9 and the terms and conditions of the Agreement, the terms and conditions of this Amendment No. 9 shall govern and control.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 9 to be executed as of the date specified above.

STANDARD & POOR’S FINANCIAL SERVICES LLC, assignee and successor in interest to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.		CHICAGO MERCANTILE EXCHANGE INC.

By:	/s/ Robert Shakotko	By:	/s/ Rick Redding

Name:	Robert Shakotko	Name:	Rick Redding
Title:	Managing Director, Index Services	Title:	Managing Director Products and Services Development

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